EXHIBIT 99.1

KemPharm, Inc. Reports Third Quarter 2016 Results

Conference Call and Live Audio Webcast with Slide Presentation Scheduled for Today at 5:00 p.m., ET

Recent Clinical Development & Regulatory Highlights:

●	Prioritized KP415 and KP201/IR as co-lead product candidates
●	Received clearance from the U.S. Food and Drug Administration (FDA) to initiate clinical program for KP415
●	Filed Investigational New Drug (IND) application with FDA for KP201/IR
●	Initiated Formal Dispute Resolution Request (FDRR) Process with the FDA for Apadaz™

Recent Corporate and Financial Highlights:

●	Announced licensing agreement with Acura Pharmaceuticals, Inc. for its Aversion® Technology
●	Net loss of $0.92 per basic and diluted share for the quarter ended September 30, 2016
●	Total cash was $92.0 million at September 30, 2016, which includes cash, cash equivalents, restricted cash, marketable securities and long-term investments balance

Coralville, IA – November 9, 2016 – KemPharm, Inc. (NASDAQ: KMPH), a clinical-stage specialty pharmaceutical company engaged in the discovery and development of proprietary prodrugs, today reported its corporate and financial results for the third quarter ended September 30, 2016, including an update on key clinical and regulatory events involving its product development pipeline.

“The third quarter 2016 began a transformative period for KemPharm as we completed a strategic review of our development pipeline and prioritized KP415 and KP201/IR as our co-lead product candidates. We believe we achieved key milestones that should enable us to capitalize on the value opportunities that each of these product candidates offers to potentially address important patient, prescriber and market needs,” said Travis C. Mickle, Ph.D., President and Chief Executive Officer of KemPharm. “We expect to report proof-of-concept data for KP415 by year-end and we anticipate initiating human clinical trials of KP201/IR in 2017. KemPharm remains on target to potentially submit New Drug Applications (NDA) for each lead candidate product in 2018.”

“In addition to our clinical progress this quarter, we entered into a licensing agreement with Acura to utilize its proprietary Aversion® Technology with our current and in-development immediate release (IR) opioid prodrugs, starting with KP201/IR,” Dr. Mickle continued. “We believe our Ligand Activated Therapy (LAT) prodrug technology with an aversive formulation approach offers the potential to develop IR opioid therapeutics that may satisfy current FDA standards for abuse-deterrence and could potentially raise the bar on abuse-deterrence within the opioid space.”

Q3 2016 Financial Results:

KemPharm’s reported net loss of $13.4 million, or $0.92 per basic and diluted share, for the quarter ended September 30, 2016, compared to net loss of $9.7 million, or $0.68 per basic and diluted share, for the same period in 2015. Net loss for third quarter of 2016 was driven primarily by a loss from operations of $10.4 million, interest expense, net, of $1.7 million and a fair value adjustment expense of $1.3 million for the quarter ended September 30, 2016. Loss from operations for the quarter was $10.4 million, compared to $6.5 million for the same period in 2015. The increase in loss from operations compared to the third quarter of 2015 was primarily due to $3.0 million of severance expense recorded in the third quarter of 2016 related to the deferral of commercial operations and realignment of financial resources and operational priorities during the period, and an increase in general and administrative costs of $0.9 million due primarily to an increase in headcount compared to the same period in 2015.

As of September 30, 2016, total cash, cash equivalents, restricted cash, marketable securities and long-term investments was $92.0 million, which reflected a decrease of $10.6 million compared to June 30, 2016.

Conference Call Information:

The company will host a conference call and live audio webcast with slide presentation on Wednesday, November 9, 2016, at 5:00 p.m. ET, to discuss its corporate and financial results for the third quarter of 2016. Interested participants and investors may access the conference call by dialing either:

●	(866) 395-2480 (U.S.)
●	(678) 509-7538 (international)
●	Conference ID: 11692265

The live webcast with accompanying slides will be accessible via the Investor Relations section of the KemPharm website http://investors.kempharm.com/. An archive of the webcast and presentation will remain available for 90 days beginning at approximately 6:00 p.m., ET on November 9, 2016.

Third Quarter and Recent Activities:

Clinical & Regulatory

●	Prioritized KP415 and KP201/IR as Co-Lead Product Candidates

As announced in the corporate and clinical update on September 15, 2016, after a thorough evaluation of its entire drug development pipeline, KemPharm has designated KP415, it’s extended release (ER) prodrug of d-threo-methylphenidate (d-MPH) product candidate for the treatment of attention deficit hyperactivity disorder (ADHD), and KP201/IR, it’s single-entity, benzhydrocodone hydrochloride (HCl) IR, abuse-deterrent product candidate for the treatment of acute pain, as its co-lead product candidates. KemPharm is targeting submission of an NDA for the ER formulation of KP511, its prodrug of hydromorphone, in 2019.

●

Received Clearance from FDA to Initiate Clinical Program for KP415

On October 11, 2016, KemPharm announced that its IND application for KP415 was accepted by the FDA. As a result, KemPharm expects to complete a proof of concept human trial prior to the end of 2016, with the goal of initiating pivotal efficacy trials during 2017, and submitting an NDA in 2018.

●

Filed IND with FDA for KP201/IR.

On October 25, 2016, KemPharm announced that it filed an IND application with the FDA to begin human clinical trials of KP201/IR. KemPharm intends to initiate human clinical trials of KP201/IR in 2017, with the goal of submitting an NDA in 2018.

●

Initiated Formal Dispute Resolution Request (FDRR) Process with FDA for Apadaz™

As announced on November 3, 2016, KemPharm appealed the FDA’s Complete Response Letter for Apadaz™ (benzhydrocodone and acetaminophen) through the initiation of the FDRR process.

Corporate & Operational

●

Announced Licensing Agreement with Acura Pharmaceuticals for Aversion® Technology

On October 18, 2016, KemPharm announced that it entered into a license agreement with Acura Pharmaceuticals to utilize Aversion® Technology with KemPharm’s current and in-development IR opioid product candidates.

●

Deferred Commercial Operations and Realigned Financial Resources and Operational Priorities Towards Product Development Pipeline

As announced in the corporate and clinical update on September 15, 2016, KemPharm decided to defer its commercial operations and realign its financial resources and operational priorities towards its product development pipeline.

About KemPharm

KemPharm is a clinical-stage specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its LAT prodrug platform technology.  KemPharm utilizes its LAT platform technology to generate improved prodrug versions of FDA-approved drugs in the high-need areas of pain, ADHD and other CNS disorders.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements regarding the expected features and characteristics of KP415, KP201/IR and KP511/ER the expected timing of potential submissions of NDAs for KP415, KP201/IR and KP511/ER, the expected timing of the initiation and completion of clinical trials and the timeline and potential outcome of the FDRR process for Apadaz. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: KemPharm's financial resources and whether they will be sufficient to meet KemPharm's business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results; the protection and market exclusivity provided by KemPharm's intellectual property; risks related to the drug discovery and the regulatory approval process; the impact of competitive products and technological changes; and the FDA approval process under the Section 505(b)(2) regulatory pathway, including without limitation any timelines for related approval. KemPharm's forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning KemPharm’s business are described in additional detail in KemPharm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission.  KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:	Media Contact:
Jason Rando / Joshua Drumm, Ph.D. Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com jdrumm@tiberend.com	Daniel L. Cohen Executive VP, Government and Public Relations KemPharm, Inc. 202-329-1825 dcohen@kempharm.com

KEMPHARM, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(In Thousands, Except Share and Per Share Amounts)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue	$—	$—	$—	$—
Operating expenses:
Research and development	4,287	4,328	12,509	9,215
General and administrative	3,104	2,152	11,127	6,317
Severance expense	3,010	—	3,010	—
Total operating expenses	10,401	6,480	26,646	15,532
Loss from operations	(10,401)	(6,480)	(26,646)	(15,532)
Other (expense) income:
Loss on extinguishment of debt	—	—	(4,740)	—
Interest expense related to amortization of debt issuance costs and discount	(390)	(479)	(1,225)	(1,434)
Interest expense on debt principal	(1,441)	(687)	(4,066)	(1,973)
Fair value adjustment	(1,299)	(2,089)	29,742	(26,512)
Interest and other income	98	11	344	17
Total other (expense) income	(3,032)	(3,244)	20,055	(29,902)
Loss before income taxes	(13,433)	(9,724)	(6,591)	(45,434)
Income tax benefit (expense)	19	(20)	11	(27)
Net loss	$(13,414)	$(9,744)	$(6,580)	$(45,461)

Net loss per share:
Basic and diluted	$(0.92)	$(0.68)	$(0.45)	$(4.71)

Weighted average common shares outstanding:
Basic and diluted	14,646,982	14,232,133	14,580,289	9,643,231

KEMPHARM, INC.

CONDENSED BALANCE SHEETS

(In Thousands, Except Share and Par Value Amounts)

	As of September 30,	As of December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,846	$32,318
Restricted cash	1,100	—
Marketable securities	42,679	19,002
Prepaid expenses and other current assets	636	2,758
Total current assets	65,261	54,078
Property and equipment, net	1,456	403
Long-term investments	27,355	—
Other long-term assets	472	109
Total assets	$94,544	$54,590

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable and accrued expenses	$5,599	$4,906
Current portion of convertible notes	—	1,369
Current portion of term notes	—	2,041
Current portion of capital lease obligation	105	26
Total current liabilities	5,704	8,342
Convertible notes, net	90,779	7,412
Term notes, net	—	11,118
Derivative and warrant liability	7,342	37,839
Other long-term liabilities	521	—
Total liabilities	104,346	64,711

Commitments and contingencies (Note D)

Stockholders' deficit:
Common stock, $0.0001 par value, 250,000,000 shares authorized, 14,646,982 shares issued and outstanding as of September 30, 2016 (unaudited); 14,490,954 shares issued and outstanding as of December 31, 2015	1	1
Additional paid-in capital	101,601	94,702
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2016 (unaudited) or December 31, 2015	—	—
Accumulated deficit	(111,404)	(104,824)
Total stockholders' deficit	(9,802)	(10,121)
Total liabilities and stockholders' deficit	$94,544	$54,590